EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of IWT Tesoro Corporation (the “Company”) on Form 10-K/A for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Henry J. Boucher, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

The foregoing certification shall not be deemed to be filed for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent that this Exhibit 32.1 is expressly incorporated by reference in any such filing.

Dated: April 3, 2007	/s/ Henry J. Boucher, Jr.
Henry J. Boucher, Jr.
Chief Executive Officer

A signed original of this written statement required by 18 U.S.C Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.